                                                                 Exhibit 10.20

         EMPLOYMENT, NONCOMPETITION AND CONFIDENTIALITY AGREEMENT
         --------------------------------------------------------


         THIS AGREEMENT is made as of the 10th day of November, 1992 by and between WASTE-QUIP, INC., an Ohio corporation (the "Company"), and CHARLES W. WALTON, an individual ("Executive"). References herein to the "Company" are to Waste-Quip, Inc. and its subsidiaries, if any, unless the context indicates otherwise.


                                   WITNESSETH:
                                   -----------

         WHEREAS, the Company and Executive are parties to a certain Employment, Noncompetition and Confidentiality Agreement, dated as of August 4, 1989 (the "Original Employment Agreement"), whereby the Company agreed to employ Executive as a key employee of the Company through December 31, 1992;

         WHEREAS, in connection with such employment, Executive has been given access to, generated or otherwise come into contact with certain proprietary and/or confidential information concerning the Company and its customers and suppliers, and has obtained valuable knowledge of the business of the Company;

         WHEREAS, the Company desires to continue to utilize Executive's services as a key employee in connection with certain aspects of the continued and further development of the Company's business;

         WHEREAS, the Company and Executive desire to enter into this Agreement to govern Executive's continuing employment with the Company as a key employee;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, Executive and the Company do hereby agree as follows:

1.       EMPLOYMENT.

         a. OTHER EMPLOYMENT ARRANGEMENTS. In connection with Executive's employment under this Agreement, Executive represents to the Company that he is neither a party to any employment or noncompetition agreement with any third party (other than the Original Employment Agreement and that certain letter agreement with Sudbury, Inc. dated August 31, 1988), nor has he improperly removed, taken or otherwise appropriated any customer lists, billing information, trade secrets or any other confidential or proprietary information of any third party. Moreover, Executive represents to the Company that he is not in breach of such letter agreement referred to above and covenants with the Company that he will not breach such letter agreement in the future.

         b. TERMINATION OF ORIGINAL EMPLOYMENT AGREEMENT; NEW EMPLOYMENT PERIOD. The Original Employment Agreement is hereby terminated by the Company and Executive effective as of the date hereof, and neither party shall have any rights or obligations thereunder. Commencing as of the date hereof and continuing through December 31, 1995 unless earlier terminated pursuant to and in accordance with Section 6 below (the "Employment Period"), the Company hereby employs Executive and Executive hereby agrees to serve the Company on a full-time basis in the position of President and Chief Executive Officer; provided that, at such time as the Board of Directors chooses a new President and Chief Executive Officer and such person commences to serve in these positions, the Executive shall thereafter serve as full-time Chairman of the Board of Directors of the Company. Executive shall perform the duties normally associated with such positions as well as such other reasonable and appropriate duties as may be assigned to and requested of him by, and subject to the direction, control and supervision of the Board of Directors of the Company. It is anticipated that Executive's responsibilities shall include assistance with
(i) the acquisition of new businesses by the Company, (ii) the financing of such acquisitions, (iii) marketing, and (iv) customer and corporate relations. Executive shall report directly to the Board of Directors. Executive hereby accepts such employment as an employee of the Company and agrees that he will faithfully and diligently serve the Company and devote his full time, best efforts, knowledge and skill to the business and affairs of the Company during the Employment Period. The Company agrees that Executive will continue to serve the Company from offices located in the greater Cleveland, Ohio area, but that the Company shall have the right to request Executive to undertake a reasonable amount of business travel during the Employment Period.

2.       SALARY.

         Executive shall receive a salary computed at the rate of One Hundred Twenty-Five Thousand Dollars ($125,000.00) per year until December 31, 1992. Thereafter, Executive shall receive a salary computed at a rate not less than One Hundred Fifty Thousand Dollars ($150,000.00) per year for the remainder of the Employment Period. Such salary shall be payable in bi-weekly installments or otherwise as the parties shall agree, net of applicable FICA, federal, state and local income tax withholdings and applicable worker's and unemployment compensation amounts, throughout the Employment Period in accordance with the Company's normal payroll practices. Such salary may be increased from time to time, as shall be determined by the Board of Directors of the Company in their absolute discretion. In the event Executive is discharged without just cause, such salary (as well as the employee benefits other than bonus payments, if any, provided to Executive under Section 4 hereof or equivalent cash payments in substitution therefor) shall continue to be due and payable as severance pay in accordance with the Company's normal compensation schedule through the later of
(i) the date six (6) months following such discharge, or (ii)

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December 31, 1995. In the event Executive voluntarily terminates his employment or is discharged with just cause, such salary and benefits as in effect at the time of termination shall be payable through the date of termination, and thereafter such salary and benefits shall end and cease to be payable. In the event Executive's employment with the Company is terminated as a result of disability (as defined in Section 6) or death, such salary and benefits shall be payable for the remainder of the month during which his employment terminated, and thereafter such salary and benefits shall end and cease to be payable. In the event that the Company continues to employ Executive after December 31, 1995, (the "Extended Employment Period"), the rights and obligations of the Company and the Executive hereunder shall continue to apply during such Extended Employment Period (and Executive's salary shall continue at the rate payable immediately prior to the expiration of the Employment Period). The Company may terminate the Extended Employment Period at any time upon written notice to Executive in which event Executive shall be entitled to severance pay to the extent provided in subparagraph 2(i) above.

3.       EXPENSES.

         The Company shall pay or reimburse Executive for all reasonable business expenses incurred by him on behalf of the Company in the performance of his duties for the Company during the Employment Period. Upon the termination of Executive's employment with the Company, the Company shall pay such reasonable business expenses as are incurred by Executive at the prior written request of the Company. Executive shall furnish the Company with the appropriate documentation required by the Internal Revenue Code and the Treasury Regulations thereunder.

4.       BENEFITS.

         During the Employment Period and the Extended Employment Period, if any, Executive shall be entitled to participate in any employee benefit plans which are maintained or established by the Company for its employees generally, including group medical and disability income insurance plans. During the Employment Period and the Extended Employment Period, if any, Executive shall also be entitled to use a Company owned vehicle furnished to him for conducting Company business and reimbursement of Executive's Union Club dues and assessments. Executive shall be entitled, at the Company's expense, to a term life insurance policy payable to a beneficiary designated by Executive in an amount not less than the lesser of (i) two (2) times the amount of Executive's then current salary, or (ii) Two Hundred Fifty Thousand Dollars ($250,000.00). In the event that the Company's current group term life insurance coverage is improved during the Employment Period or the Extended Employment Period, Executive will be entitled to receive the

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benefit of such improved coverage. Executive shall be considered for participation in any executive bonus plan which may be established by the Company, with the level of such participation, if any, to be determined at the sole discretion of the Board of Directors of the Company. On or prior to August 31, 1993, the Company and Executive shall enter into a Stock Option Agreement in the form attached hereto as Exhibit A, providing for the grant to Executive, as of August 31, 1993, of non-qualified options to purchase up to ten thousand (10,000) shares of Class A Common Stock of the Company at a price of Fifteen Dollars ($15.00) per share. At the time of execution of this Agreement, the Company, Executive and certain other parties shall enter into an Amendment of Shareholders Agreement and Partial Waiver of Rights of Refusal in the form attached hereto as Exhibit B, providing for the waiver by such other parties of certain rights with respect to the shares of Class A Common Stock of the Company now or hereafter owned of record or beneficially by Executive.

5.       VACATIONS.

         During the Employment Period and the Extended Employment Period, if any, Executive shall be entitled to four (4) weeks of paid vacation per year to be taken at such time or times as are mutually acceptable to the Company and Executive consistent with the policies of the Company. Vacations are not cumulative from year to year.

6.       TERMINATION.

         All rights and obligations of the Company and Executive hereunder shall terminate, except for the obligations of Executive set forth in Sections 7 through 13 hereof and the obligations of the Company, if any, set forth in
Section 2 hereof (and, to the extent that Section 2 provides for severance pay including benefits described in Section 4, Section 4 hereof), which shall survive such termination, upon the earliest to occur of the following: (a) the end of the month in which the Executive dies or becomes disabled; (b) the voluntary termination by Executive of his employment with the Company; or (c) the termination of Executive by the Company by written notice with or without just cause. For purposes of this Agreement, "just cause" shall include the occurrence of any of the following events during the Employment Period:

                     a. Executive's conviction of any felony involving an act of moral turpitude or any other felony which results in the inability of Executive to continue to render services to the Company, or conviction, judicial determination or admission of embezzlement or misappropriation of money or other property of the Company;

                     b. Executive's willful failure or willful refusal to perform his duties on behalf of the Company which

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                           duties are consistent with the scope and nature of
                           Executive's responsibilities as set forth in Section 1 of this Agreement and with the other provisions of this Agreement and which are not remedied by Executive within a reasonable time period after receipt of written notice of such alleged violative activities from the Board of Directors of the Company. For purposes of this subparagraph (ii), it is understood and agreed that mere unsatisfactory financial performance of the Company or good faith errors in judgment or discretion made by Executive or actions of Executive taken pursuant to directions of the Board of Directors of the Company shall not constitute grounds for termination for just cause hereunder;

                     c. Any act of fraud, intentional dishonesty, falsification or intentional manipulation of Company records, or willful corporate waste by Executive relating to the business or condition of the Company or which affects the ability of the Executive to perform his obligations hereunder; or

                     d. Any material breach of this Agreement or any material breach of his fiduciary duties owed to the Company.

The Company agrees to use good faith in determining whether events or circumstances constitute grounds of discharge for just cause as defined above.

         For purposes of this Section 6, Executive shall be considered "disabled" if because of a mental or physical impairment he is unable for a continuous period of three (3) consecutive months or for an aggregate of sixty
(60) business days in any twelve (12) month period to provide services to the Company as set forth in Section 1 of this Agreement. Executive agrees to submit, at the Company's request and expense, to an examination by a physician who is mutually acceptable to Executive (or his personal representatives) and the Company and to authorize Executive's personal physician to disclose to such selected physician all of Executive's medical records. A certificate from such selected physician to the effect that Executive is disabled within the meaning of this Section 6 shall be conclusive and binding upon the Company and Executive for the purposes of this Agreement. Disability shall be deemed to occur on the date that the Company and Executive mutually agree in writing to such effect or on the date of the receipt by the Company and Executive of a certificate from the physician to such effect.


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7.       CONFIDENTIALITY.

         Executive recognizes and acknowledges that the Company's methods of operation (including that of all subsidiaries of the Company) and specific business plans and acquisition targets, except to the extent that such are widely known in the trade, are trade secrets, are confidential and are the property of the Company. Executive further recognizes that the success of the Company's acquisition program and development and marketing activities regarding the business of the Company and its subsidiaries depends upon the protection of such items from duplication or disclosure to third parties. Executive further recognizes and acknowledges that in order to enable the Company to evaluate acquisition targets and perform services for its and its subsidiaries' customers, such acquisition targets and customers may furnish to the Company confidential information concerning their business affairs, property, methods of operation or other data; that the goodwill afforded to the Company depends upon, among other things, the Company, its subsidiaries and their employees keeping such services and information confidential, and that such confidential information includes, without limitation, information relating to the Company's acquisition program and the methods of operation developed by the Company and its subsidiaries or by Executive for the Company and its subsidiaries as an employee thereof within the scope of his employment, information as to sources of, and arrangements for, services supplied to customers of the Company and its subsidiaries, submission and proposal procedures of the Company and its subsidiaries, financial information, sales and distribution information, price lists, the identity and lists of actual and potential acquisition targets and customers, all to the extent that such information is not intended by the Company and its subsidiaries for public dissemination, is not within the knowledge of the general public, or is not knowledge in the trade, and Executive further agrees to consider all such information with respect to its acquisition program, methods of operation, techniques, records, files, memoranda, reports, price lists, customer lists, plans, documents and the like, relating to the business of the Company and its subsidiaries with which Executive is or becomes familiar as an employee of the Company or which Executive shall use or prepare or come into contact with in the scope of his employment, to be confidential information and the exclusive property of the Company and its subsidiaries which will not be converted or disclosed to anyone for any purpose whatsoever without the prior written permission or consent of the Company (collectively, "Confidential Information"). Confidential Information shall not include any information now or hereafter in the public domain, known generally in the industry, or disclosed to third parties other than as a result of a breach by Executive of this Agreement.


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8.       NONDISCLOSURE.

         Executive shall at all times during and after the Employment Period hold in strictest confidence and shall not directly or indirectly disseminate orally or in writing or use for his personal benefit any and all Confidential Information, regardless of how it may have been acquired, within his knowledge (whether acquired prior to or during the Employment Period), except for the disclosure of such information as may be required by law or authorized in writing by the Board of Directors of the Company. Executive agrees that, except as directed by the Board of Directors of the Company, Executive will not at any time, whether during or after his employment with the Company, disclose to any person or use any Confidential Information, or permit any unauthorized person to examine and/or make copies of any documents which contain or are derived from Confidential Information, whether prepared by Executive or otherwise coming into Executive's possession or control, without the prior written permission of the Board of Directors of the Company. Executive acknowledges and agrees that upon termination of the Employment Period he will return promptly to the Company all memoranda, notes, records, reports, manuals and other documents (and all copies thereof) relating to the Company's business, including, but not limited to, the Company's acquisition program and acquisition targets, methods of operation, services, suppliers and customers of the Company, which he may then possess or have under his control.

9.       NONCOMPETITION.

         Executive agrees and covenants that because of the confidential and sensitive nature of the trade secrets and Confidential Information and because the use of, or even the appearance of the use of Confidential Information in certain circumstances may cause irreparable damage to the Company and its subsidiaries and their reputation, or to the acquisition targets and customers of the Company and its subsidiaries, Executive shall not, without the prior written consent of the Company, either directly or indirectly, during his employment hereunder and until the later of (i) the expiration of the Employment Period or (ii) one (1) year following the termination of Executive's employment hereunder, solicit business from or compete with the Company for the acquisition of any acquisition target previously considered by the Company, or the business of any customer of the Company or its subsidiaries, or either directly or indirectly operate or perform any employment, advisory or consulting services for, invest in (other than stock in a publicly held corporation which is traded on a recognized securities exchange or over-the-counter, provided that the ownership of such equity interest does not give Executive the right to control or substantially influence the policy or operational decisions of such corporation) or otherwise operate or become associated in any capacity, with any company, partnership, organization, proprietorship, or other entity which is engaged in a business or performs services then in competition with the

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business of the Company or its subsidiaries as the same shall exist on the termination date of Executive's employment with the Company. Notwithstanding the foregoing, the provisions of this Section 9 shall not be binding upon Executive at any time when any payment by the Company to Executive under this Agreement or any other written compensation plan or arrangement with the Company is due and has been due for more than thirty (30) days after written notice by Executive to the Company that such payment was not made when due (unless Executive is in breach of this Agreement or such plan or arrangement).

10.      NONINTERFERENCE.

         Executive shall not, at any time during his employment hereunder and during the two (2) years immediately following the termination of Executive's employment, without the prior written consent of the Company, directly or indirectly, induce or attempt to induce any employee, agent or other representative or associate of the Company or its subsidiaries to terminate its relationship with the Company or its subsidiaries, or in any way directly or indirectly interfere with such a relationship or any relationship between the Company and its subsidiaries and any of its or their suppliers or customers, or any other person or entity affiliated with or doing business with the Company or its subsidiaries (or proposing to become affiliated or to do business with the Company or its subsidiaries).

11.      DISCLOSURE OF PROPRIETARY INFORMATION.

         Executive will promptly disclose in writing to the Company each modification, improvement, discovery, idea and invention relating to the Confidential Information and the business of the Company or its subsidiaries, as currently conducted by the Company and its subsidiaries on the date of such discovery or as conducted by the Company since its inception on November 4, 1988, which was made or conceived by Executive, either alone or in conjunction with others, while employed by the Company hereunder or within two (2) years after the termination of such employment if such modification, improvement, discovery, idea or invention results from such employment. Each such modification, improvement, discovery, idea or invention shall be the sole and exclusive property of, and is hereby assigned to, the Company and at the request of the Company, Executive will, during his employment hereunder and for a two
(2) year period thereafter, provide reasonable assistance and cooperation to the Company and any person or persons from time to time designated by the Company to obtain for the Company copyright, trademark, patent or trade name registration or the grant of any letters patent in the United States and/or any foreign country, covering any such modification, improvement, discovery, idea or invention, and will, in connection therewith, execute such applications, statements, assignments or other documents, furnish such information and data and take all such other reasonable action (including without limitation the

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giving of testimony) as the Company may from time to time request. Should
Executive not be an employee of the Company at the time such cooperation and assistance is rendered, he shall be reimbursed for the time expended at the request of the Company at a rate comparable to the salary in effect at the time his employment terminated and for all reasonable and related out-of-pocket expenses incurred by him while rendering such cooperation and assistance.

12.      POSSESSION AND USE.

         a. POSSESSION AND OWNERSHIP. Executive agrees that upon request by the Company, and in any event upon termination of his employment hereunder, Executive shall return promptly to the Company all documents, papers, memoranda, records, notes, reports, manuals (and all copies thereof) or other material in his possession or under his control which may contain or be derived from the trade secrets and/or Confidential Information or relate to the Company's business or that of its subsidiaries, including, but not limited to, the services, suppliers and customers of the Company or its subsidiaries, together with all documents, notes or other work product which is connected with or derived from Executive's services to the Company whether or not such material is at the date hereof in Executive's possession. Executive agrees that he shall have no proprietary interest in any work product made, developed, created or used by him and arising out of his employment by the Company. Executive shall, from time to time as may be requested by the Company, at the Company's expense, do all things which may be reasonably necessary to establish or document the Company's ownership of any such work product, including, but not limited to, execution of appropriate copyright, trademark, trade name or patent applications or assignments.

         b. USE. Executive further agrees that he shall not use Confidential Information and/or trade secrets of the Company or its subsidiaries, except to the extent necessary to provide services requested by the Company for work prepared by him as an employee of the Company within the scope of his employment.

13.      REMEDY FOR CERTAIN BREACHES.

         Executive acknowledges that Sections 7 through 12 hereof were negotiated at arms length and are required for the fair and reasonable protection of the Company and its subsidiaries in light of all the facts and circumstances of the relationship between Executive and the Company. Executive further acknowledges and agrees that a breach or threatened breach of those obligations and agreements will result in irreparable and continuing damage to the Company and its subsidiaries for which there will be no adequate remedy at law and agrees that in the event of any breach or threatened breach of said obligations and agreements, the Company and its successors and assigns shall be entitled to injunctive relief and to such other further relief as is proper in these

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circumstances, including (i) the right to have the provisions of this Agreement specifically enforced by any court having jurisdiction, and (ii) to be relieved of any further obligation to pay Executive any of the amounts due Executive by Company under this Agreement. Executive further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's and its subsidiaries' legitimate business interests and are reasonable in scope and content. In addition, while the duration of the covenants embodied in Sections 7 through 12 hereof shall be determined generally in accordance with the terms of those respective Sections, in the event of any breach, threatened breach or violation by Executive of any of the covenants contained in such Sections, Executive agrees to an extension of the covenant violated on the same terms and conditions for an additional period of time equal to the time that elapses from the commencement of litigation stemming from such breach or violation to the later of the (a) termination of such breach or violation, or (b) the final resolution of any litigation stemming from such breach or violation. Notwithstanding the foregoing, the Company shall not be entitled to injunctive relief and shall not be entitled to be relieved of its payment obligations hereunder if the Company has materially breached its obligations hereunder (and said breach has not been cured) at the time of any breach, threatened breach or violation of the covenants in Sections 7 through 12 hereof.


14.      REFORMATION OF AGREEMENT.

         In the event any of the Sections 7 through 13 shall be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy, such court shall exercise its discretion in reforming such provision to the end that Executive shall be subject to such restrictions and obligations as are reasonable under the circumstances and enforceable by the Company. In the event that any other provision or term of this Agreement is found to be void or unenforceable to any extent for any reason, it is agreed by the parties hereto that such provision shall remain in full force and effect to the maximum extent allowable and all nonaffected provisions shall remain fully valid and enforceable and such finding shall in no way affect the enforceability of any such provision at a subsequent date against a different employee.

15.      INSURANCE.

         Executive agrees that the Company may insure his life as a key employee of the Company, naming the Company as beneficiary, and that he will submit to annual physical examinations if requested by the Company at the Company's expense in connection with the purchase by the Company of any such key man life insurance.


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16.      NOTICES.

         All notices and other communications hereunder shall be in writing, shall be personally delivered or sent by certified mail return receipt requested and shall be deemed to have been duly given when received. Notices shall be delivered or sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         a.       If to the Company, to:

                  Waste-Quip, Inc.
                  25800 Science Park Drive, Suite 140
                  Beachwood, Ohio  44122
                  Attention:  James T. Bartlett

                  With a copy to:

                  Joseph D. Sullivan, Esq.
                  Calfee, Halter & Griswold
                  800 Superior Avenue
                  Suite 1800
                  Cleveland, Ohio  44114-2688

         b. If to Executive, to:

                  Charles W. Walton
                  32845 Creekside Drive
                  Pepper Pike, Ohio  44124

17.      NO RIGHTS IN ANY PROPERTY OF COMPANY.

         Except as otherwise provided in this Agreement, the undertakings of the Company to pay Executive herein constitute merely the unsecured promises of the Company. No property of the Company is or shall be, by reason of this Agreement, held in trust for Executive. Executive shall not have, by reason of this Agreement, any right, title or interest of any kind in or to any property of the Company.

18.      WAIVER.

         Failure by the Company at any time to enforce any provision of this Agreement or to require performance by Executive of any provision hereof shall in no way affect the validity of this Agreement or any part hereof or the right of the Company thereafter to enforce its rights hereunder; nor shall it be taken to constitute a condonation or waiver by the Company of that default or any other or subsequent default or breach.


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



19.      ASSIGNMENT.

         Except as set forth herein, no rights of any kind under this Agreement shall, without the prior written consent of the other party, be transferable to or assignable, or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and permitted assigns.

20.      GOVERNING LAW.

         This Agreement is executed in and shall be construed in accordance with and governed by the laws of the State of Ohio, without giving effect to the choice of law provisions thereof.

21.      COUNTERPARTS.

         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

22.      HEADINGS.

         The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

23.      ENTIRE AGREEMENT.

         This Agreement constitutes the entire understanding and agreement among the parties hereto concerning the subject matter hereof; all negotiations among the parties hereto concerning the subject matter hereof are therefor superseded thereby, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto among the parties hereto other than those incorporated herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

24.      NO STRICT CONSTRUCTION.

         The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party.


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



         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.



                                            /s/ Charles W. Walton
                                           -------------------------------------
                                           CHARLES W. WALTON
                                              ("Executive")


                                           WASTE-QUIP, INC.


                                           By /s/ James T. Bartlett
                                              ----------------------------------
                                              James T. Bartlett
                                              Director and Chairman of
                                              Executive Search Committee



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                         AMENDMENT NO. 1 TO EMPLOYMENT,
                         ------------------------------
                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT
                  ---------------------------------------------

                  THIS AMENDMENT is made as of the 15th day of November, 1994, by and between Wastequip, Inc., an Ohio corporation (the
"Company"), and Charles W. Walton ("Executive"). References herein to the Company are to Wastequip, Inc. and its subsidiaries, if any, unless the context indicates otherwise.

                                   WITNESSETH:
                                   -----------

                  WHEREAS, the Company and Executive are parties to a certain Employment, Non-Competition and Confidentiality Agreement, dated as of November 10, 1992 (the "Employment Agreement"), whereby the Company agreed to employ Executive as a key employee of the Company through December 31, 1995;

                  WHEREAS, the Company and Executive desire to extend the term of Executive's employment with the Company;

                  WHEREAS, the Company and Executive desire to have Executive serve as a consultant to the Company upon the termination of Executive's employment with the Company provided certain liquidating events with respect to the Company have not occurred by such time;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company and Executive hereby agree as follows:

                  1. EXTENSION OF TERM OF EMPLOYMENT. The second and third sentences of Subsection 1(b) of the Employment Agreement are hereby deleted in their entirety and the following sentences are substituted in lieu thereof:

                  Commencing as of the date hereof and continuing through December 31, 1997 unless earlier terminated pursuant to and in accordance with Section 6 below (the "Employment Period"), the Company hereby employs Executive and Executive hereby agrees to serve the Company on a full-time basis in the position of Chairman of the Board of Directors of the Company. Executive shall perform the duties normally associated with such position as well as such other reasonable and appropriate duties as may be assigned to and requested of him by, and subject to the direction, control and supervision of, the Board of Directors of the Company.


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



                  2. SEVERANCE PAY. The fifth sentence of Section 2 of the Employment Agreement is hereby deleted in its entirety and the following sentence is substituted in lieu thereof:

                  In the event Executive is discharged without just cause, such salary (as well as the employee benefits other than bonus payments, if any, provided to Executive under Section 4 hereof or equivalent cash payments in substitution therefor) shall continue to be due and payable as severance pay in accordance with the Company's normal compensation schedule through the later of (i) the date six (6) months following such discharge, or (ii) December 31, 1997.

                  3. DELETION OF REFERENCES TO THE EXTENDED EMPLOYMENT PERIOD. All references in the Employment Agreement to the "Extended Employment Period" are hereby deleted.

                  4.       CONSULTING PERIOD.

                           a.       SERVICES AND PAYMENTS.  Provided no
"Liquidating Event" has occurred prior to December 31, 1997 and Executive remains an employee of the Company at such time, during the period commencing January 1, 1998 and ending on the earliest to occur of Executive's death, Executive's disability, termination of Executive with just cause or December 31, 1999 (the "Consulting Period"), Executive shall, as an independent contractor, perform such consulting services on behalf of the Company as the Company may reasonably request; PROVIDED, HOWEVER, that in no event shall Executive be required to spend more than eight (8) days per month in the performance of such consulting services. The following shall constitute "Liquidating Events" for purposes of this Amendment: (i) the closing of a firm commitment underwriting of common stock of the Company, (ii) the sale of substantially all of the outstanding common stock of the Company, (iii) the sale of substantially all of the assets of the Company other than in connection with a forced liquidation of the Company, and (iv) a merger or consolidation of the Company with or into another entity in a transaction pursuant to which the shareholders of the Company retain and/or receive equity securities which, in the aggregate, constitute less than fifty percent (50%) of the combined voting power of the surviving entity. As compensation for such consulting services and contingent upon Executive's continued compliance with the applicable provisions of the Employment Agreement, the Company shall (i) pay to Executive, on the first day of each month during the Consulting Period, the sum of Six Thousand Two Hundred Fifty Dollars ($6,250); and (ii) reimburse Executive for his reasonable out-of-pocket expenses incurred in the performance of consulting services requested by the Company.

                           b.    EFFECT OF EXTENDED EMPLOYMENT.  In the event
that the Company and Executive mutually agree to continue

Executive's employment with the Company for any period after December 31, 1997, the provisions of Section 4(a) above shall be inapplicable and Executive shall not be entitled to receive consulting payments hereunder unless Executive and the Company mutually agree, by an amendment to the Employment Agreement, to reinstate a part or all of the provisions of Section 4(a).

                           c.    EFFECT OF DEATH, DISABILITY OR TERMINATION FOR
JUST CAUSE. In the event that Executive's employment is terminated prior to December 31, 1997 by reason of Executive's death or disability or by the Company for just cause, the provisions of Section 4(a) above shall be inapplicable and Executive shall not be entitled to receive any consulting payments hereunder.

                  IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first above written.


                                            /s/ Charles W. Walton
                                           -------------------------------------
                                           CHARLES W. WALTON
                                           ("Executive")


                                           WASTEQUIP, INC.
                                           (the "Company")

                                           By: /s/ George L. Schneider
                                              ----------------------------------
                                              George L. Schneider,
                                              President

                         AMENDMENT NO. 2 TO EMPLOYMENT
                         -----------------------------
                 NON-COMPETITION AND CONFIDENTIALITY AGREEMENT
                 ---------------------------------------------

     THIS AMENDMENT is made as of the 1st day of January, 1998, by and between Wastequip, Inc., an Ohio corporation (the "Company"), and Charles W. Walton ("Executive"). References herein to the Company are to Wastequip, Inc. and its subsidiaries, if any, unless the context indicates otherwise.

                                   WITNESSETH
                                   ----------

     WHEREAS, the Company and Executive and parties to a certain Employment, Non-Competition and Confidentiality Agreement, dated as of November 10, 1992 and modified by Amendment No. 1 dated November 15, 1994 (the "Employment Agreement"), whereby the Company agreed to employ Executive as a key employee of the Company through December 31, 1997;

     WHEREAS, the Company and Executive desire to extend the term of Executive's employment with the Company;

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, in the Company and Executive hereby agree as follows:

     1. EXTENSION OF TERM OF EMPLOYMENT. The second and third sentences of Subsection 1(b) of the Employment Agreement are hereby deleted in their entirety and the following sentences are substituted in lieu hereof:

          Commencing as of the date hereof and continuing through December 31, 1999 unless earlier terminated pursuant to and in accordance with
          Section 6 below (the "Employment Period"), the Company hereby employs Executive and Executive agrees to serve the Company on a full-time basis in the position of Chairman of the Board of Directors of the Company. Executive shall perform the duties normally associated with such position as well as such other reasonable and appropriate duties as may be assigned to and requested of him by, and subject to the direction control and supervision of, the Board of Directors of the Company.

     2. DELETION OF REFERENCES TO THE EXTENDED EMPLOYMENT PERIOD AND CONSULTING PERIOD. All references in the Employment Agreement to the "Extended Employment Period" are hereby deleted. Subsection 4 (a) of Amendment No. 1 is hereby deleted.

     IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first above written.

                                             /s/ Charles W. Walton
                                             -----------------------------------
                                             Charles W. Walton
                                             ("Executive")

                                             WASTEQUIP, INC.
                                             (the "Company")

                                             By /s/ George L. Schneider
                                               ---------------------------------
                                                George L. Schneider, President